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Exhibit 31.1

Section 302 CERTIFICATION

I, Oleg Khaykin, certify that:

(1)
I have reviewed this annual report on Form 10-K/A (Amendment No.1) of International Rectifier Corporation, Inc.; and

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 24, 2014

/s/ OLEG KHAYKIN Oleg Khaykin Chief Executive Officer (Principal Executive Officer)

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  Exhibit 31.1
Section 302 CERTIFICATION